UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2015 (the “Closing Date”), Agenus Inc. (“Agenus”) entered into a Purchase Agreement (the “Purchase Agreement”) with PhosImmune Inc., a privately-held Virginia corporation (“PhosImmune”), the securityholders of PhosImmune (the “PhosImmune Securityholders”) and Fanelli Haag PLLC, as representative of the PhosImmune Securityholders. Pursuant to the terms of the Purchase Agreement, Agenus acquired all of the outstanding securities of PhosImmune on the Closing Date in exchange for $2.5 million in cash and $7.4 million in shares of Agenus common stock, valued at approximately $4.54 per share. Pursuant to the terms of the Purchase Agreement, Agenus is obligated to pay up to an additional $35 million in cash and/or stock at Agenus’ election upon the achievement of certain share price related milestones. Agenus has agreed to register the Agenus common stock issued to the PhosImmune Securityholders for resale under the Securities Act of 1933, as amended (the “Securities Act”). Immediately following the purchase of securities from the PhosImmune Securityholders, PhosImmune was merged with and into Agenus, with Agenus continuing as the surviving corporation and PhosImmune ceasing to exist as a separate legal entity.

The Purchase Agreement includes customary representations and warranties and indemnification provisions that the parties made to each other as of the Closing Date. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. Moreover, many of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to Agenus’ shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

On December 23, 2015, Agenus issued a press release relating to the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The issuance of the shares of common stock of Agenus in connection with the Purchase Agreement was not registered under the Securities Act in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act, as the transactions did not involve any public offering, and Regulation S promulgated under the Securities Act, based on representations from the applicable PhosImmune Securityholders that they are not “U.S. persons” within the meaning of Rule 902 of Regulation S.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

2.1	Purchase Agreement by and among Agenus Inc., PhosImmune Inc., the securityholders of PhosImmune Inc. and Fanelli Haag PLLC, dated December 23, 2015.

99.1	Press Release dated December 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2015	AGENUS INC.

	By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Purchase Agreement by and among Agenus Inc., PhosImmune Inc., the securityholders of PhosImmune Inc. and Fanelli Haag PLLC, dated December 23, 2015.

99.1	Press Release dated December 23, 2015.